Exhibit 10.8

FIRST AMENDMENT TO CONSULTING AGREEMENT

THIS FIRST AMENDMENT TO CONSULTING AGREEMENT (this “Amendment”) is made and entered into this 25th day of January, 2016 by and between Scott A. Reines, MD, PhD (“Consultant”) Avenue Therapeutics, Inc. and its affiliates, having offices at 3 Columbus Circle, 15th Floor, New York, NY 10019 (“Avenue”).

WITNESSETH:

WHEREAS, Consultant and Avenue entered into a Consulting Agreement (the “Consulting Agreement”) as of July 22, 2015;

WHEREAS, Consultant and Avenue wish to amend the Consulting Agreement to alter certain provisions regarding the services to be provided by Consultant; and

WHEREAS, in light of the foregoing, Consultant and Avenue desire to mutually and voluntarily amend the Consulting Agreement, pursuant to the turns set forth herein.

NOW, THEREFORE, in consideration of the foregoing, the mutual promises herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows.

1.          AMENDMENT TO SECTION 2 OF THE CONSULTING AGREEMENT.  Section 2 of the Consulting Agreement is modified by replacing the existing Section 2 with the following:

Section 2. Services.  Commencing on the Effective Date, Avenue hereby retains Consultant, and Consultant hereby agrees to serve, as a consultant to Avenue to provide services with respect to Avenue’s business as may be mutually agreed upon by the Parties including, without limitation, meeting or telephone consultation with Avenue management and consultants, providing advice and support for the Avenue’s clinical product development activities as requested by the Avenue. Without limiting the preceding sentence, Consultant will serve as Avenue’s Interim Chief Medical Officer and may be so identified publicly by Avenue. Consultant agrees to exercise the highest degree of professionalism and to utilize Consultant’s expertise and creative talents to the fullest in performing these services. As an independent contractor, Consultant will at all times retain sole and absolute discretion and judgment in the manner and means of carrying out the services Consultant performs hereunder. Avenue shall own all rights, title and interest in any Work Product, which will be deemed Avenue Confidential Information as defined in Section 5 herein.

2.          REMAINDER OF CONSULTING AGREEMENT.  Except as expressly set forth in this Amendment, the provisions of the Consulting Agreement will remain in full force and effect, in their entirety, in accordance with their terms.

3.          MISCELLANEOUS.  This Amendment shall be governed, construed, and interpreted in accordance with the laws of the State of New York, without giving effect to conflicts of laws principles of any jurisdiction. The parties agree that this Amendment may only be modified in a signed writing executed by each of the parties hereto. This Amendment shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, successors and assigns. This Amendment may be executed in separate counterparts, each of which is deemed to be an original and all of which taken together constitute one agreement. Facsimile or PDF reproductions of original signatures will be deemed binding for the purpose of the execution of this Amendment.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment to be effective as of the date set forth above.

CONSULTANT:		AVENUE:

AVENUE THERAPEUTICS, INC.

By:	/s/	By:	/s/
	Scott A. Reines, MD, PhD		Lucy Lu, MD President

The undersigned does hereby consent that this document be filed with the minutes of the Company, and that the actions set forth in the foregoing resolutions shall have the same force and effect as if taken at a duly constituted meeting of the Board of Directors of the Company as indicated by his signature hereto, effective as of the date first set forth above.

SOLE DIRECTOR

/s/ Lindsay A. Rosenwald
Lindsay A. Rosenwald, M.D.

CONSULTING AGREEMENT

THIS CONSULTING AGREEMENT (this “Agreement”), effective as of this 22 day of July, 2015 (“Effective Date”) is by and between Scott A. Reines, MD, PhD having an address set forth below (hereinafter referred to as “Consultant”) and Avenue Therapeutics, Inc. and its affiliates, having offices at 3 Columbus Circle, 1511’ Floor, New York, NY 10019 (“Avenue”).

WITNESSETH:

WHEREAS, Avenue and its affiliates specialize in the development of pharmaceutical products;

WHEREAS, Consultant will provide Avenue, for consideration described herein, with general consulting services relating to statistical, clinical and other strategic issues;

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth, the parties hereto agree as follows:

Section 1.          Term of Agreement. This Agreement shall be in effect for a period of one (1) year from the date hereof. The term of this Agreement may be extended for consecutive periods of one (1) year each upon mutual written agreement of both Consultant and Avenue.

Section 2.          Services. Commencing on the Effective Date, Avenue hereby retains Consultant, and Consultant hereby agrees to serve, as a consultant to Avenue to provide services with respect to Avenue’s business as may be mutually agreed upon by the Parties including, without limitation, meeting or telephone consultation with Avenue management and consultants, providing advice and support for the Avenue’s clinical product development activities as requested by the Avenue. Consultant agrees to exercise the highest degree of professionalism and to utilize Consultant’s expertise and creative talents to the fullest in performing these services. Avenue shall own all rights, title and interest in any Work Product, which will be deemed Avenue Confidential Information as defined in Section 5 herein.

Section 3.          Compensation.

(a)          Avenue will pay Consultant $400.00 per hour (the “Fee”) for any amount of time Consultant spends performing his or her duties pursuant to the terms hereof. Invoices will set forth the actual number of hours worked, activities undertaken, and itemization of all other reimbursable costs incurred.

(b)          Invoices submitted to Avenue by the Consultant for services rendered will be based upon the amount of time the Consultant actually expends performing his or her duties pursuant to the terms hereof and shall be payable within thirty (30) days of receipt of the invoice and resolution of any issues concerning the invoice.

(c)          Avenue represents and warrants that any obligation to compensate Consultant under this Section 3 that arise prior to termination of this Agreement shall survive the termination of this Agreement.

(d)          Avenue’s checks shall be made payable to: Scott A. Reines, MD, PhD

Section 4.          Expenses. Avenue will reimburse Consultant for all reasonable and necessary expenses, including domestic and foreign travel, incurred by him or her in connection with his or her consulting hereunder; provided, however, those expenses are pre-approved in writing by Avenue.

Section 5.          Confidential Information.

(a)          Consultant recognizes and acknowledges that in the course of his or her duties he or she is likely to receive confidential or proprietary information owned by Avenue, its affiliates or third parties with whom Avenue or any such affiliates has an obligation of confidentiality. Accordingly, during and after the term of this agreement, Consultant agrees to keep confidential and not disclose or make accessible to any other person or use for any other purpose other than in connection with the fulfillment of his or her duties under this Agreement, any Confidential and Proprietary Information (as defined below) owned by, or received by or on behalf of, Avenue or any of its affiliates. “Confidential and Proprietary Information” shall include, but shall not be limited to, confidential or proprietary scientific or technical information, data, formulas and related concepts, business plans (both current and under development), client lists, promotion and marketing programs, trade secrets, or any other confidential or proprietary business information relating to development programs, costs, revenues, marketing, investments, sales activities, promotions, credit and financial data, manufacturing processes, financing methods, plans or the business and affairs of Avenue or of any affiliate or client of Avenue. Consultant expressly acknowledges the proprietary status of the Confidential and Proprietary Information and that the Confidential and Proprietary Information constitutes a trade secret and/or protectable business interest of Avenue. Consultant agrees: (i) not to use any such Confidential and Proprietary Information for himself or herself or others; and (ii) not to take any Avenue material or reproductions (including but not limited to writings, correspondence, notes, drafts, records, invoices, technical and business policies, computer programs or disks) thereof from any of Avenue’s offices at any time during his or her engagement with Avenue, except as required in the execution of Consultant’s duties to Avenue. Consultant agrees to return immediately all Avenue material and reproductions (including but not limited, to writings, correspondence, notes, drafts, records, invoices, technical and business policies, computer programs or disks) thereof in his or her possession to Avenue upon request and in any event immediately upon termination of this Agreement.

(b)          Except with prior written authorization by Avenue, Consultant agrees not to disclose or publish any Confidential and Proprietary Information, or any confidential, scientific, technical or business information of any other party to whom Avenue or any of its affiliates owes an obligation of confidence, at any time during or after his or her engagement with Avenue.

(c)          Confidential Information shall not include any information that:

(i)          can be established, by written records, as already in Consultant’s possession or control prior to the date of;

(ii)         was or becomes generally available to the public other than as a result of a disclosure by Consultant by reason of any default with respect to a confidentiality obligation under this Agreement or otherwise between the parties;

(iii)        becomes available to Consultant from a source other than Avenue, its agents, consultants or representatives, provided that such source is not prohibited from disclosing such information by any confidentiality agreement or other contractual, legal or fiduciary obligation of nondisclosure; or

(iv)        is required to be disclosed by Consultant pursuant to an order of law provided, however, that such Confidential Information shall not be disclosed prior to written intent of such disclosure being given to Avenue along with the asserted grounds for disclosure.

Section 6.          Insider Trading. Consultant recognizes that in the course of his or her duties hereunder, Consultant may receive from Avenue or others information that may be considered “material, nonpublic information” concerning a public company that is subject to the reporting requirements of the Securities and Exchange Act of 1934, as amended. Consultant agrees NOT to:

(a)          Buy or sell any security, option, bond or warrant while in possession of relevant material, nonpublic information received from Avenue or others in connection herewith;

(b)          Provide Avenue with information with respect to any public company that may be considered material, nonpublic information; or

(c)          Provide any person with material, nonpublic information, received from Avenue, including any relative, associate, or other individual who intends to, or may, (a) trade securities with respect to the company which is the subject of such information, or (b) otherwise directly or indirectly benefit from such information.

Section 7.          Representations and Warranties of Consultant.

(a)          Neither the execution or delivery of this Agreement nor the performance by Consultant of his or her duties and other obligations hereunder violate or will violate any statute, law, determination or award, or conflict with or constitute a default or breach of any covenant or obligation under (whether immediately, upon the giving of notice or lapse of time or both) any prior employment agreement, contract, or other instrument to which Consultant is a party or by which he or she is bound.

(b)          Consultant has the full right, power and legal capacity to enter and deliver this Agreement and to perform his or her duties and other obligations hereunder. This Agreement constitutes the legal, valid and binding obligation of Consultant enforceable against him or her in accordance with its terms. No approvals or consents of any persons or entities are required for Consultant to execute and deliver this Agreement or perform his or her duties and other obligations hereunder.

Section 8.          Consultant not an Employee. Avenue and Consultant hereby acknowledge and agree that Consultant shall perform the services hereunder as an independent contractor and not as an employee or agent of Avenue or any Avenue affiliate. Consultant will be solely responsible for all taxes, withholding and other similar statutory obligations. Consultant is not to represent that he or she is an employee of Avenue or any Avenue affiliate under any circumstance. In addition, nothing in this Agreement shall be construed as establishing any joint venture, partnership or other business relationship between the parties hereto or representing any commitment by either party to enter into any other agreement by implication or otherwise except as specifically stated herein. Consultant shall have no authority, express or implied, to bind Avenue or any Avenue affiliate to any agreement, contract, or other commitment. Consultant further understands and agrees that this Agreement is entered into by Avenue on a non-exclusive basis and that Avenue and its affiliates remain free to deal with others and retain other consultants, agents, employees, brokers, finders, etc. in the same or similar capacity as Consultant has been retained at any time at their own option.

Section 9.          Termination.

(a)          Notwithstanding the foregoing, this Agreement may be terminated by Consultant or Avenue upon three (3) days written notice. Immediately upon receipt of such notice from Avenue, Consultant shall institute such termination procedures as may be specified in the notice and shall use his best efforts to minimize the cost to Avenue resulting from such termination. In the event of such termination, Avenue shall pay to Consultant reasonable charges for the work performed and expenses incurred up to the notice of termination.

(b)          Termination of this Agreement shall not relieve either party of any obligation to the other in respect of any other provisions of this Agreement which by their nature are intended to survive termination shall also survive.

(c)          Upon termination, Consultant will provide Avenue with a report detailing the work product and results of the work performed under the Agreement, and if requested to do so by Avenue, shall return all confidential information and materials provided by Avenue, other than such confidential information which Consultant has a legal or regulatory obligation to retain.

(d)          Any Confidential Disclosure Agreements (CDAs) signed between Avenue and Consultant shall remain in effect beyond the termination of this Agreement.

Section 10.         Miscellaneous.

(a)          Severability of Provisions. If any provision of this Agreement shall be declared by a court of competent jurisdiction to be invalid, illegal or incapable of being enforced in whole or in part, the remaining conditions and provisions or portions thereof shall nevertheless remain in full force and effect and enforceable to the extent they are valid, legal and enforceable, and no provision shall be deemed dependent upon any other covenant or provision unless so expressed herein.

(b)          Entire Agreement; Modification. This Agreement is the entire agreement of the parties relating to the subject matter hereof and the parties hereto have made no agreements, representations or warranties relating to the subject matter of this Agreement that are not set forth herein. No amendment or modification of this Agreement shall be valid unless made in writing and signed by each of the parties hereto.

(c)          Binding Effect. The rights, benefits, duties and obligations under this Agreement shall inure to, and be binding upon, Avenue, its successors and assigns, and upon Consultant and his or her legal representatives. This Agreement constitutes a personal service agreement, and the performance of Consultant’s obligations hereunder may not be transferred or assigned by Consultant and any such purported transfer or assignment shall be null and void ab initio.

(d)          Third Party Beneficiaries. This Agreement is for the benefit of the parties hereto and their permitted successors and assigns, and is not intended to confer upon any other person or entity, any rights or remedies hereunder.

(e)          Non-Waiver. The failure of either party to insist upon the strict performance of any of the terms, conditions and provisions of this Agreement shall not be construed as a waiver or relinquishment of future compliance therewith, and said terms, conditions and provisions shall remain in full force and effect. No waiver of any term or condition of this Agreement on the part of either party shall be effective for any purpose whatsoever unless such waiver is in writing and signed by such party.

(f)          Governing Law. This Agreement shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York without regard to such State’s principles of conflict of laws.

(g)          Headings. The headings of the Sections are inserted for convenience of reference only and shall not affect any interpretation of this Agreement.

(h)          Gender and Number. As used in this Agreement, the masculine, feminine or neuter gender, and the singular or plural, shall be deemed to include the others whenever and wherever the context so requires. Additionally, unless the context requires otherwise, “or” is not exclusive.

(i)          Notices. Any notice given pursuant to this Agreement will be written and sent to:

AVENUE THERAPEUTICS, INC: Attention: Robyn Hunter 3 Columbus Circle 15th Floor New York, NY 10019	CONSULTANT: Attention: Scott A. Reines, MD, PhD Independent Consultant 11 W Bridlewood Drive New Hope, PA 18938

IN WITNESS WHEREOF, the parties hereto have executed this Agreement by proper person thereunto duly authorized.

AVENUE THERAPEUTICS, INC.

By:	/s/ Lucy Lu
Name:
Title: President
Date:

CONSULTANT

By:	/s/ Scott A. Reines
Name:
Title: Independent Consultant
Date:

Page 6 of 6